EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Silverleaf Resorts, Inc
Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 10, 2009, relating to the consolidated financial statements of Silverleaf Resorts Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Dallas, Texas
August 12, 2009